Exhibit 99.1

IR-Med Announces $3.2 Million Private Placement

ROSH PINNA, Israel—(BUSINESS WIRE)—Apr 14, 2022—

IR-Med (“IR-MED or the “Company”) (OTCQB:IRME), an innovative development stage medical device company that utilizes Infra-Red light spectroscopy (IR) combined with Artificial Intelligence (AI) technologies, announced that it has entered into a Subscription Agreements with certain investors for the sale of 3,636,364 shares at a per share price of $0.88 and warrants to purchase up to an additional 3,636,364 shares of common stock at a per share exercise price of $1.10. The Company received aggregate gross proceeds of $3,200,000.

The Company intends to use the proceeds for general corporate purposes and to advance the development of its product candidates.

“This financial commitment from our investors who include existing shareholders further strengthens our balance sheet and provides for additional future funding” remarked Dr. Rom Eliaz, the Company’s CEO.

The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About IR-MED

IR-MED Inc., is developing a non-invasive spectrographic analysis technology platform, allowing healthcare professions to detect and measure different molecules in the blood and in human tissue in real-time without any invasive procedures. The first product under development is a handheld optical monitoring device that is being developed to support early detection of pressure injuries (PI) to the skin and underlying tissue, regardless of skin tone and which calibrated personally to each patient’s skin, primarily caused by prolonged pressure associated with bed confinement. IR-MED skin-device-interphase development of personalized medical devices allows high accuracy readings from the human body in a non-invasive method, that may provide caregiver the optimal decision support-system in cases where uncertainties disturb physicians in their decision processes.

IR-MED holds patents protecting its innovation in the noninvasive tissue analysis, and in the modeling and analysis of subcutaneous tissue.

Safe Harbor Statement / Forward-Looking Statements

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of IR-MED are subject to many factors including, but not limited to, the sufficiency or working capital and our ability to raise the capital needed to fund our development efforts, results of clinical studies and trials, timing of product development, FDA approval/clearance of products in development, customer acceptance of our products in the market, the introduction of competitive products, the impact of any product liability or other adverse litigation, commercialization and technological difficulties, and the other risks identified in our most recent annual report on Form 10-K filed on March 31, 2022 with the Securities and Exchange Commission. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

CONTACT:

Dr. Rom Eliaz,

Chief Executive Officer

Tel: (+972) 04-6555054